UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2005

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 150 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 4, 2005, Robert L. Moon entered into an employment agreement with LeapFrog Enterprises, Inc. for the position of Senior Vice President and Chief Information Officer. Mr. Moon is scheduled to begin his employment with the company on or about February 21, 2005. The following is a brief description of the terms and conditions of the agreement that are material to LeapFrog.

Mr. Moon’s employment agreement provides for an annual base salary of $250,000 and a signing bonus of $50,000. Mr. Moon is eligible to participate in our 2005 Executive Bonus Plan, which allows for an annual bonus potential at the target bonus opportunity level of 30% of Mr. Moon’s annual base salary and at a maximum 50% of his annual base salary. In addition, Mr. Moon is eligible to receive an annual bonus of up to 15% of his annual base salary based on his achievement of performance objectives as determined by our Chief Executive Officer. If we terminate Mr. Moon’s employment without cause or if he terminates his employment for good reason within 12 months following a change in control of our company, he is entitled to: (a) a lump-sum payment equal to nine (9) months of his then current base salary, less required payroll deductions and tax withholdings, (b) reimbursement for any COBRA payments for medical and/or dental coverage made by him for a period of nine (9) months following termination of employment, (c) a pro rata portion of any bonus that he would, but for the termination, otherwise have earned in the year of his last day of employment, less required payroll deductions and tax withholdings, as and when otherwise payable under the applicable bonus plan or program and (d) all unvested stock options held by him will accelerate vesting such that the number of shares that would otherwise vest within a twelve-month period under each option grant will become fully exercisable as of his last day of employment. Mr. Moon’s employment agreement also provides that the company will recommend to the Compensation Committee of LeapFrog’s Board of Directors that it grant Mr. Moon an option grant and a grant of restricted stock under the company’s 2002 Equity Incentive Plan. After completing six months of service to LeapFrog, our Chief Executive Officer will consider, at his sole discretion, recommending that our Board of Directors grant Mr. Moon an additional stock option.

As of February 8, 2005, other than the employment agreement as described in this report, there is no material relationship between Mr. Moon and LeapFrog.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 2, 2005, LeapFrog Enterprises, Inc. and G. Frederick Forsyth, our Chief Operating Officer, agreed that Mr. Forsyth will leave the company by February 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

	By:	/s/ Thomas K. Kalinske
Date: February 8, 2005		Thomas K. Kalinske
Chief Executive Officer